                                                                     EXHIBIT 5.1

                                                           [JENNER & BLOCK LOGO]

                                        Jenner & Block LLP
                                        One IBM Plaza             Chicago
                                        Chicago, IL 60611         Dallas
                                        Tel  312-222-9350         New York
December 22, 2006                       www.jenner.com            Washington, DC

Viskase Companies, Inc.
8205 South Cass Avenue, Suite 115
Darien, IL 60561

Ladies and Gentlemen:

         We have acted as special counsel to Viskase Companies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-139145) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of (a) an aggregate of 12,307,692 rights (the "Rights") to purchase common stock, par value $0.01 per share of the Company (the "Common Stock") pursuant to a rights offering (the "Rights Offering") to stockholders of record on the record date for the Rights Offering and (b) an aggregate of 12,307,692 shares of Common Stock issuable upon exercise of the Rights, in each case as contemplated by the Registration Statement.

         We have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents, including the Registration Statement and the form of certificate representing the Rights, and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of the Company.

         In rendering the opinions that follow, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies; and (v) the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Common Stock issuable upon exercise of the Rights are duly authorized, and when such shares are issued upon exercise of the Rights in accordance with their terms as described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

         Our opinions set forth above are subject to the effects of: (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally; (2) general equitable principles (whether considered in a proceeding in equity or at law); (3) the implied covenant of good faith and fair dealing; and (4) public policy.

         We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware, the law of the State of Illinois and the Federal law of the United States.

         We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.



                                                           Very truly yours,



                                                           Jenner & Block LLP

                                       2